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                                                                     EXHIBIT 1.1



                                [    ] Shares

                                  LIN TV CORP.

                              Class A Common Stock

                           ($.01 Par Value Per Share)


                          EQUITY UNDERWRITING AGREEMENT


                                                                   May [ ], 2002

Deutsche Bank Securities Inc.
Bear, Stearns & Co. Inc.
J.P. Morgan Securities Inc.
Credit Suisse First Boston Corporation
Morgan Stanley & Co. Incorporated
As Representatives of the
     Several Underwriters

c/o Deutsche Bank Securities Inc.
31 West 52nd Street
New York, New York  10019

Ladies and Gentlemen:

                  LIN TV Corp., a Delaware corporation (the "Company") proposes to sell to the several underwriters (the "Underwriters") named in Schedule I hereto for whom you are acting as representatives (the "Representatives") an aggregate of [ ] shares (the "Firm Shares") of the Company's Class A Common Stock, $.01 par value (the "Class A Common Stock"). The respective amounts of the Firm Shares to be so purchased by the several Underwriters are set forth opposite their names in Schedule I hereto. The Company also proposes to sell at the Underwriters' option an aggregate of up to [ ] additional shares of the Company's Class A Common Stock (the "Option Shares") as set forth below. To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you as the Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.

                  As the Representatives, you have advised the Company (a) that you are authorized to enter into this Agreement on behalf of the several Underwriters, and (b) that the several Underwriters are willing, acting severally and not jointly, to purchase the numbers of


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                                      -2-

Firm Shares set forth opposite their respective names in Schedule I, plus their pro rata portion of the Option Shares if you elect to exercise the over-allotment option in whole or in part for the accounts of the several Underwriters. The Firm Shares and the Option Shares (to the extent the aforementioned option is exercised) are herein collectively called the "Shares."

                  Deutsche Bank Securities Inc. ("Deutsche Bank Securities") has agreed to reserve up to [ ] of the Shares to be purchased by it under this Agreement for sale to the Company's vendors, employees, family members of employees, customers and other third parties related to the Company (collectively, "Participants"), as set forth in the Prospectus (as defined below) under the heading "Underwriting" (the "Directed Share Program"). The Shares to be sold by Deutsche Bank Securities and its affiliates pursuant to the Directed Share Program are referred to hereinafter as the "Directed Shares." Any Directed Shares not orally confirmed for purchase by any Participants by 8:00 a.m. of the business day following the day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

                  The Company and Sunrise Television Corp., a Delaware corporation ("Sunrise"), have entered into an Agreement and Plan of Merger dated as of February 19, 2002, and amended as of March 29, 2002 (as so amended, the "Merger Agreement"), pursuant to which Sunrise will be merged (the "Merger") with and into the Company, with the Company continuing as the surviving corporation. In connection with the Merger, Sunrise will dispose of its television stations located in the North Dakota markets. In the event that Sunrise is unable to complete the disposition of its North Dakota stations prior to the consummation of the Merger, the exchange ratios under the Merger Agreement will be adjusted. In connection with the Merger, certain affiliates of Hicks, Muse Tate & Furst Incorporated ("HMTF") will acquire (i) 250,000 shares of 14% Redeemable Preferred Stock, par value $.01 per share (the "STC Preferred Stock"), of STC Broadcasting, Inc., a wholly owned subsidiary of Sunrise, and
(ii) a Senior Subordinated Promissory Note, dated December 30, 1999, in the original principal amount of $21.7 million by Sunrise in favor of Hicks, Muse, Tate & Furst Equity Fund III, L.P., as subsequently transferred to SA Television, and a Senior Subordinated Promissory Note, dated December 30, 1999, in the original principal amount of $750,617, by Sunrise in favor of HM3 Coinvestors, L.P. and subsequently transferred to SA Television (collectively, the "Notes"). Pursuant to the terms of an Exchange Agreement, dated as of February 19, 2002, between such affiliates of HMTF and the Company, such affiliates of HMTF intend to exchange the STC Preferred Stock and the Notes for shares of Class B Common Stock, par value $.01 per share (the "Class B Common Stock"), of the Company. On the Closing Date (as defined below), the Company will (i) terminate the Monitoring and Oversight Agreement, dated as of March 3, 1998, as amended, by and among the Company, certain subsidiaries of the Company and Hicks, Muse, Tate & Furst Partners, L.P. ("HMCo") and (ii) enter into the Amended and Restated Financial Advisory Agreement, dated as of the Closing Date, by and among the Company, certain subsidiaries of the Company and HMCo, in each case in exchange




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for a combination of cash, warrants to purchase Class B Common Stock of the
Company and the assignment of a note receivable. At or prior to the Closing Date, the Company will amend its Certificate of Incorporation to effect a 1 for 21 reverse stock split and to create the Class C Common Stock, par value $.01 per share, of the Company. The Company will also receive approximately $60.4 million in cash from the redemption of its preferred equity interests in Southwest Sports Group Holdings LLC, an affiliate of HMTF, by that entity. Also, prior to the consummation of the Merger, the Company will obtain an amendment and waiver to the Amended and Restated Credit Agreement, dated as of June 29, 2001, among LIN Television Corporation, the Guarantors named therein, JPMorgan Chase Bank (formerly The Chase Manhattan Bank), as administrative Agent, and the other lenders party thereto, as amended, supplemented, modified, extended or restated from time to time (including the related guarantees and security documents, the "Credit Agreement"). The foregoing transactions, together with the offering of the Shares contemplated by this Agreement, are collectively referred to herein as the "Transactions."

                  In consideration of the mutual agreements contained herein and of the interests of the parties in the transactions contemplated hereby, the parties hereto agree as follows:

                  1. Representations and Warranties of the Company.

                  (a) The Company represents and warrants to each of the Underwriters (both before and after giving effect to the Transactions) as follows:

                  (i) A registration statement on Form S-1 (File No. 333-83068) with respect to the Shares has been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the Securities and Exchange Commission (the "Commission") thereunder and has been filed with the Commission. The Company and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-1. Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you. Such registration statement, together with any registration statement filed by the Company pursuant to Rule 462(b) of the Act, is herein referred to as the "Registration Statement," which shall be deemed to include all information omitted therefrom in reliance upon Rule 430A of the Act and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement. "Prospectus" means the form of prospectus first filed with the Commission pursuant to Rule 424(b) of the Act. Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a "Preliminary Prospectus." Any reference herein to any Prospectus shall be deemed to include any supplements or




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                                      -4-


         amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rules 424(b) or 430A of the Act, and prior to the termination of the offering of the Shares by the Underwriters.

                   (ii) The Registration Statement and any amendment thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of material fact; and do not omit, and will not omit, to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to information contained in or omitted from the Preliminary Prospectus or the Prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives relating to such Underwriter specifically for use in the preparation thereof.

                  (iii) The Company and each of its subsidiaries have been duly organized and are validly existing as organizations in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to so qualify or have such power or authority would not, singularly or in the aggregate, have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Company and its subsidiaries taken as a whole (a "Material Adverse Effect").

                  (iv) The authorized capital stock of the Company consists of 5,000,000 shares of preferred stock, par value $0.01 per share, 100,000,000 shares of Class A Common Stock, par value $.01 per share, 50,000,000 shares of Class B Common Stock, par value $.01 per share and 50,000,000 shares of Class C Common Stock, par value $.01 per share (collectively, the "Capital Stock"). All of the outstanding shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party (other than liens and security interests created pursuant to the agreement governing the Credit Agreement or any document or agreements contemplated thereby or applicable law), and restrictions on transfer imposed by Federal Communications Commission (the "FCC") requirements.




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                  (v) The Company has all requisite corporate power and
         authority to execute and deliver this Agreement and to perform its obligations hereunder.

                  (vi) The execution and delivery of, and the performance by the Company of its obligations under, this Agreement has been duly and validly authorized by all necessary corporate action on the part of the Company, and this Agreement has been duly executed and delivered by the Company.

                  (vii) The outstanding shares of Capital Stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; the Shares to be issued and sold by the Company have been duly authorized and when issued and paid for as contemplated herein will be validly issued, fully paid and non-assessable; and no preemptive rights of stockholders exist with respect to any of the Shares or the issue and sale thereof. Neither the filing of the Registration Statement nor the offering or sale of the Shares as contemplated by this Agreement gives rise to any rights, other than those which have been waived or satisfied, for or relating to the registration of any shares of Class A Common Stock.

                  (viii) The Company's authorized equity capitalization is as set forth in the Prospectus under the caption "Capitalization" as of the date set forth therein. The Capital Stock, including the Shares, of the Company conforms in all material respects to the description thereof contained in the Prospectus. The form of certificates for the Shares conforms to the corporate law of the jurisdiction of the Company's incorporation.

                  (ix) The Commission has not issued an order preventing or suspending the use of any Prospectus relating to the proposed offering of the Shares nor instituted proceedings for that purpose. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform to, the requirements of the Act and the Rules and Regulations.

                  (x) The Company and its subsidiaries have filed all Federal, state, local and foreign tax returns which have been required to be filed and have paid all taxes indicated by such returns and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith and for which an adequate reserve for accrual has been established in accordance with generally accepted accounting principles, except where the failure to make such filings and payments would not have a Material Adverse Effect. All tax liabilities have been adequately provided for in the financial statements of the Company, and the Company does not know of any actual or proposed additional material tax assessments.

                  (xi) The execution, delivery and performance by the Company and each of its subsidiaries of this Agreement, the issuance, authentication, sale and delivery of the Shares




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         by the Company and compliance by the Company with the terms thereof and the consummation by the Company and each of its subsidiaries, as applicable, of the transactions contemplated by this Agreement and the other Transactions do not and will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, except for any such conflict, breach, violation, default, lien, charge or encumbrance that could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect or any material adverse effect on the ability of the Company to perform its obligations under this Agreement; nor will such actions result in any violation of the provisions of the certificate of incorporation or by-laws or similar organizational documents of the Company or any of its subsidiaries or any statute or any order, rule or regulation (including, without limitation, the Communications Act of 1934, as amended by the Telecommunications Act of 1996, the rules and regulations of the FCC thereunder, and the written orders, policies, and decisions of the FCC and the courts interpreting the above (the "Communications Act")) of any court or arbitrator or governmental agency or body (including, without limitation, the FCC) having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets; and, no consent, approval, authorization or order of, or filing, registration or qualification with, any such court or arbitrator or governmental agency or body (including, without limitation, the FCC) is required for the execution, delivery and performance by the Company of this Agreement, the offering, sale and delivery by the Company of the Shares and compliance by the Company with the terms thereof and the consummation by the Company of the transactions contemplated by this Agreement and the other Transactions, except for such consents, approvals, authorizations, orders, filings, registrations or qualifications (i) which have been obtained or made prior to the Closing Date, (ii) as may be required to be obtained or made under applicable state Blue Sky or securities laws in connection with the offering and sale of the Shares by the Underwriters and (iii) that from time to time, the Company or any of its subsidiaries may be required to obtain from or make with the FCC in the ordinary course of business.

                  (xii) This Agreement and each of the Transactions conform in all material respects to the description thereof contained in the Prospectus.

                  (xiii) Each of the network affiliation agreements between the broadcast television stations owned or operated by the Company or its subsidiaries, on the one hand, and CBS Television Network, a division of CBS Inc., NBC TV Network, a division of NBC, American Broadcasting Companies, Inc., FOX Broadcasting Company, United Paramount Network or WB Communications, on the other hand, have been duly authorized, executed




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         and delivered by the Company (or a wholly owned subsidiary thereof) and constitute valid and legally binding agreements of the respective parties thereto.

                  (xiv) The local marketing agreements between the Company or its subsidiaries, on the one hand, and entities or persons listed on
         Schedule II hereto, on the other hand, are a complete list of Company's local marketing agreements, have been duly authorized, executed and delivered by the Company (or a wholly owned subsidiary thereof) and constitute valid and legally binding agreements of the respective parties thereto.

                  (xv) (i) PricewaterhouseCoopers LLP are independent public accountants with respect to the Company and its subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and its interpretations and rulings thereunder, (ii) Arthur Andersen LLP are independent public accountants with respect to Sunrise and its subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and its interpretations and rulings thereunder, and (iii) the financial statements (including the related notes) contained in the Registration Statement have been prepared in conformity with generally accepted accounting principles consistently applied throughout the periods covered thereby and fairly present, in all material respects, the financial condition and the results of operations of the entities purported to be covered thereby for the respective periods indicated except as otherwise disclosed therein. The financial information contained in the Registration Statement under the headings "Prospectus Summary--Summary Historical and Pro Forma Consolidated Financial Data," "Capitalization," "Unaudited Pro Forma Financial Data," "Selected Consolidated Financial Data," and "Management's Discussion and Analysis of Financial Condition and Results of Operations" are derived from the accounting records of the entities purported to be covered thereby and fairly present the information purported to be shown thereby. The historical and statistical financial information and data included in the Registration Statement and Prospectus fairly present, in all material respects, the information purported to be shown thereby. The pro forma financial statements and other pro forma financial information included in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements, have been properly compiled on the pro forma bases described therein, and, in the opinion of the Company, the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions or circumstances referred to therein.

                  (xvi) There are no legal or governmental proceedings (including, without limitation, before or by the FCC) pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries or affiliates is the subject which, singularly or in the aggregate, if determined adversely to the Com-




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                                      -8-


         pany or any of its subsidiaries or affiliates, could reasonably be expected to have a Material Adverse Effect; and to the best knowledge of the Company, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.

                  (xvii) No injunction, restraining order or order of any nature by any federal or state court of competent jurisdiction has been issued with respect to the Company or any of its subsidiaries which would prevent or suspend the offering or sale of the Shares or the use of the Preliminary Prospectus or the Prospectus in any jurisdiction; no action, suit or proceeding is pending against or, to the best knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries before any court or arbitrator or any governmental agency, body or official, domestic or foreign, which could reasonably be expected to interfere with or adversely affect the offering of the Shares or in any manner draw into question the validity or enforceability of any of this Agreement or any action taken or to be taken pursuant thereto or any of the other Transactions.

                  (xviii) None of the Company or any of its subsidiaries is (i) in violation of its charter or by-laws, (ii) in default in any respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) in violation in any respect of any applicable law, ordinance, court decree, governmental rule or regulation (including, without limitation, the Communications Act and the rules and regulations of the FCC thereunder) to which it or its property or assets may be subject, as applicable, except in the case of clauses (ii) and (iii) as could not, singly or in the aggregate, be expected to have a Material Adverse Effect.

                  (xix) The Company and each of its subsidiaries possess all material licenses, orders, certificates, authorizations, approvals and permits issued by, and have made all declarations, applications, reports, instruments, information and filings with, the appropriate federal, state or foreign regulatory agencies or bodies (including, without limitation, the FCC) that are necessary or desirable for the ownership of their respective properties or the conduct of their respective businesses as described in the Prospectus and such declarations, applications, reports, instruments, information and filings are true, correct and complete in all material respects, except where the failure to possess or make the same would not, singularly or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received notification of any revocation or modification of any such license, certificate, authorization or permit that is generally renewable in the ordinary course or has any reason to believe that any such license, certificate, authorization or permit will not be renewed in the ordinary course. The licenses issued by the FCC with respect to the broadcast television stations owned or operated by the Company (or subsidiaries thereof)




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                                      -9-


         (the "Licenses") are valid and in full force and effect with no restrictions or qualifications (other than standard restrictions or qualifications usually pertaining to similar licenses) that would, singly or in the aggregate, have a Material Adverse Effect. No event has occurred that permits, or with notice or lapse of time or both would permit, and no legal governmental proceeding has been instituted or threatened that could cause, the revocation or termination of any of the Licenses or that might result in any other impairment or modification of the rights of the Company or any of its subsidiaries thereof that in any such case would, singly or in the aggregate, have a Material Adverse Effect. The Company has no reason to believe that any License issued by the FCC will not be renewed in the ordinary course.

                  (xx) The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Prospectus, an "investment company" as defined in the United States Investment Company Act of 1940, as amended (the "Investment Company Act").

                  (xxi) The Company and each of its subsidiaries maintain a system of internal accounting controls the Company believes is sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability,
         (iii) access to assets is permitted only in accordance with management's general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (xxii) The Company and each of its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as are in the Company's opinion adequate to protect the Company and its subsidiaries and their respective businesses. None of the Company or any of its subsidiaries have received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance.

                  (xxiii) Except in any case in which the failure to do so could not reasonably be expected, singly or in the aggregate, to result in a Material Adverse Effect, the Company and each of its subsidiaries own or possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and the conduct of their respective businesses does not conflict in any material respect with, and the Company and its subsidiaries have not received any notice of any claim of conflict with, any such rights of others.

                  (xxiv) The Company and each of its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property which are material to the business of the Company and its subsidiaries, taken as a whole, in each case free and clear of all liens, encumbrances and defects other than (i) liens and encumbrances to be granted pursuant to the Credit Agreement and (ii) liens, encumbrances and defects that do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or could not reasonably be expected to have a Material Adverse Effect.

                  (xxv) No labor disturbance by or dispute with the employees of the Company or any of its subsidiaries exists or, to the best knowledge of the Company, is imminent, which could reasonably be expected to have a Material Adverse Effect.

                  (xxvi) There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release or threatened release of any kind of toxic or other wastes or other hazardous substances by, due to or caused by the Company or any of its subsidiaries (or, to the best knowledge of the Company, any other entity (including any predecessor) for whose acts or omissions the Company or any of its subsidiaries are or could reasonably be expected to be liable) upon any property now or previously owned or leased by the Company or any of its subsidiaries, or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability except for any violation or liability which would not have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company has knowledge, except for any such disposal, discharge, emission or other release of any kind which would not have, singularly or in the aggregate with all such other disposals, discharges, emissions and other releases, a Material Adverse Effect.

                  (xxvii) No "prohibited transaction" (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "Code")) or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan of the Company or any its subsidiaries which could reasonably be expected to have a Material Adverse Effect; each such employee benefit plan is in compliance in all material respects with applicable law, including ERISA and the Code; the Company and each of its subsidiaries have not incurred and do not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan for which the Company or any of its subsidiaries would have any liability; and each such pension plan that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which could reasonably be expected to cause the loss of such qualification.

                  (xxviii) Except as described in the Prospectus, there are no outstanding subscriptions, rights, warrants, calls or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity or other ownership interest in the Company or any of its subsidiaries.

                  (xxix) The statistical and market-related data included in the Prospectus are based on or derived from sources which the Company believes to be reliable and accurate.

                  (xxx) Since the respective dates as of which information is given in the Registration Statement, as it may be amended or supplemented, except as otherwise stated therein, (i) there has been no material adverse change or any development involving a prospective material adverse change in the condition (financial or otherwise), results of operations, business or prospects of the Company and it subsidiaries taken as a whole, whether or not arising in the ordinary course of business, (ii) none of the Company, nor any of its subsidiaries has incurred any liability or obligation, direct or indirect, absolute or contingent, other than in the ordinary course of business, which would, singly or in the aggregate, have a Material Adverse Effect, (iii) neither any of the Company nor any of its subsidiaries has entered into any material transaction other than in the ordinary course of business and (iv) there has not been any change in the capital stock or long-term debt of any of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, paid or made by any of Company or any of its subsidiaries on any class of its capital stock.

                  (xxxi) Neither the Company, nor to the best knowledge of the Company, any of its affiliates, has taken or may take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the shares of Class A Common Stock to facilitate the sale or resale of the Shares. The Company acknowledges that the Underwriters may engage in passive market making transactions in the Shares on the New York Stock Exchange in accordance with Regulation M under the Exchange Act.

                  (xxxii) To the best knowledge of the Company, there are no affiliations or associations between any Underwriter and any of the Company's officers, directors or 5% or greater securityholders that are required to be described in the Registration Statement pur-suant to the Securities Act or the National Association of Securities Dealers, Inc. (the "NASD"), except as set forth in the Registration Statement.

                  (xxxiii) No consent, approval, authorization or order of, or qualification with, any governmental body or agency (including, without limitation, the FCC), other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered.

                  (xxxiv) The Company has not offered, or caused Deutsche Bank Securities or its affiliates to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (i) a customer or supplier of the Company to alter the customer's or supplier's level or type of business with the Company, or
         (ii) a trade journalist or publication to write or publish favorable information about the Company or its products.

                  2. Purchase, Sale and Delivery of the Firm Shares.

                  (a) On the basis of the representations, warranties and covenants herein contained, and subject to the conditions herein set forth, the Company agrees to sell to the Underwriters and each Underwriter agrees, severally and not jointly, to purchase, at a price of $[ ] per share, the number of Firm Shares set forth opposite the name of each Underwriter in Schedule I hereof, subject to adjustments in accordance with Section 9 hereof.

                  (b) Payment for the Firm Shares to be sold hereunder is to be made in Federal (same day) funds against delivery of certificates therefor to the Representatives for the several accounts of the Underwriters. Such payment and delivery are to be made through the facilities of The Depository Trust Company, New York, New York at 10:00 a.m., New York time, on the [third] business day after the date of this Agreement or at such other time and date not later than five business days thereafter as you and the Company shall agree upon, such time and date being herein referred to as the "Closing Date." (As used herein, "business day" means a day on which the New York Stock Exchange is open for trading and on which banks in New York are open for business and are not permitted by law or executive order to be closed.)

                  (c) In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the several Underwriters to purchase the Option Shares at the price per share as set forth in the first paragraph of this Section 2. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and
(ii) only once thereafter within 30 days after the date of this Agreement, by you, as Representatives of the several Underwriters, to the Company setting forth the number of Option Shares as to which the several Underwriters are exercising the option and the time and date at which such certificates are to be delivered. The time and date at which certificates for Option Shares are to be delivered shall be determined by the Representatives but shall not be earlier than three nor later than 10 full business days after the exercise of such option, nor in any event prior to the Closing Date (such time and date being herein referred to as the "Option Closing Date"). If the date of exercise of the option is three or more days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The number of Option Shares to be purchased by each Underwriter shall be in the same proportion to the total number of Option Shares being purchased as the number of Firm Shares being purchased by such Underwriter bears to the total number of Firm Shares, adjusted by you in such manner as to avoid fractional shares. The option with respect to the Option Shares granted hereunder may be exercised only to cover over-allotments in the sale of the Firm Shares by the Underwriters. You, as Representatives of the several Underwriters, may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company. To the extent, if any, that the option is exercised, payment for the Option Shares shall be made on the Option Closing Date in Federal (same day funds) through the facilities of The Depository Trust Company in New York, New York drawn to the order of the Company.

                  3. Offering by the Underwriters.

                  It is understood that the several Underwriters are to make a public offering of the Firm Shares as soon as the Representatives deem it advisable to do so. The Firm Shares are to be initially offered to the public at the initial public offering price set forth in the Prospectus. The Representatives may from time to time thereafter change the public offering price and other selling terms. To the extent, if at all, that any Option Shares are purchased pursuant to Section 2 hereof, the Underwriters will offer them to the public on the foregoing terms.

                  It is further understood that you will act as the Representatives for the Underwriters in the offering and sale of the Shares in accordance with a Master Agreement Among Underwriters entered into by you and the several other Underwriters.

                  4. Covenants of the Company.

                  (a) The Company covenants and agrees with the several Underwriters that:

                  (i) The Company will (A) use its best efforts to cause the Registration Statement to become effective or, if the procedure in Rule 430A of the Rules and Regulations is followed, to prepare and timely file with the Commission under Rule 424(b) of the Rules and Regulations a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rule 430A of the Rules and Regulations and (B) not file any amendment to the Registration Statement or amendment or supplement to the Prospectus or document incorporated by reference therein of which the Representatives shall not previously have been advised and furnished with a copy or to which the Representatives shall have reasonably objected in writing or which is not in compliance with the Rules and Regulations.

                  (ii) The Company will advise the Representatives promptly (A) when the Registration Statement or any post-effective amendment thereto shall have become effective, (B) of receipt of any comments from the Commission, (C) of any request of the Commission for amendment of the Registration Statement or for supplement to the Prospectus or for any additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the use of the Prospectus or of the institution of any proceedings for that purpose. The Company will use its best efforts to prevent the issuance of any such stop order preventing or suspending the use of the Prospectus and to obtain as soon as possible the lifting thereof, if issued.

                  (iii) The Company will cooperate with the Representatives in endeavoring to qualify the Shares for sale under the securities laws of such jurisdictions as the Representatives may reasonably have designated in writing and will make such applications, file such documents, and furnish such information as may be reasonably required for that purpose, provided, that the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction where it is not now so qualified or required to file such a consent. The Company will, from time to time, prepare and file such statements, reports, and other documents, as are or may be required to continue such qualifications in effect for so long a period as the Representatives may reasonably request for distribution of the Shares.

                  (iv) The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Preliminary Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request. The Company will deliver to the Representatives at or before the Closing Date, six signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), including all of the amendments thereto, as the Representatives may reasonably request.

                  (v) The Company will comply with the Act and the Rules and Regulations, and the Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus. If during the period in which a prospectus is required by law to be delivered by an Underwriter or dealer, any event shall occur as a result of which, in the judgment of the Company or in the reasonable opinion of the Underwriters, it becomes necessary to amend or supplement the Prospectus in order to make the statements therein, in the light of the circumstances existing at the time the Pro-spectus is delivered to a purchaser, not misleading, or, if it is necessary at any time to amend or supplement the Prospectus to comply with any law, the Company promptly will prepare and file with the Commission an appropriate amendment to the Registration Statement or amendment or supplement to the Prospectus so that the Prospectus as so amended or supplemented will not, in the light of the circumstances when it is so delivered, be misleading, or so that the Prospectus will comply with the law.

                  (vi) The Company will make generally available to its security holders, as soon as it is practicable to do so, but in any event not later than 15 months after the effective date of the Registration Statement, an earning statement (which need not be audited) in reasonable detail, covering a period of at least 12 consecutive months beginning after the effective date of the Registration Statement, which earnings statement shall satisfy the requirements of Section 11(a) of the Act and Rule 158 of the Rules and Regulations and will advise you in writing when such statement has been so made available.

                  (vii) Prior to the Closing Date, the Company will furnish to the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement and the Prospectus.

                  (viii) No offering, sale, short sale or other disposition of any shares of Capital Stock of the Company or other securities convertible into or exchangeable or exercisable for shares of Capital Stock or derivative of Capital Stock (or agreement for such) will be made for a period of 180 days after the date of this Agreement, directly or indirectly, by the Company otherwise than hereunder or with the prior written consent of Deutsche Bank Securities.

                  (ix) The Company will use its reasonable best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange.

                  (x) The Company has caused each officer and director, and all of the stockholders and holders of options and warrants to purchase Capital Stock of the Company who are identified in Schedule III to furnish to you, on or prior to the date of this Agreement, a letter or letters, in the form attached hereto as Annex A, pursuant to which, subject to certain exceptions, each such person shall agree not to offer, sell, sell short or otherwise dispose of any shares of Capital Stock (or an agreement for sale) of the Company or any other securities convertible, exchangeable or exercisable for Capital Stock or derivative of Capital Stock (or an agreement for such) owned by such person or request the registration for the offer or sale of any of the foregoing (or as to which such person has the right to direct the disposition of) for a period of 180 days after the date of this Agreement, directly or indi-rectly, except with the prior written consent of Deutsche Bank Securities (the "Lockup Agreements").

                  (xi) The Company shall apply the net proceeds of its sale of the Shares as set forth in the Prospectus and shall file such reports with the Commission with respect to the sale of the Shares and the application of the proceeds therefrom as may be required in accordance with Rule 463 under the Act.

                  (xii) The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Shares in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

                  (xiii) The Company will maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Class A Common Stock.

                  (xiv) The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

                  (xv) The Company will comply with all applicable securities and other applicable laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

                  (xvi) For a period of five years following the Closing Date, to furnish to the Representatives copies of any annual reports, quarterly reports and current reports filed by the Company with the Commission on Forms 10-K, 10-Q and 8-K or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by the Company to the holders of the Class A Common Stock, in each case which are not publicly available on the Commission's website.

                  5. Costs and Expenses.

                  The Company will pay all costs, expenses and fees incident to the performance of the obligations of the Company under this Agreement, including, without limiting the generality of the foregoing, the following: accounting fees of the Company; the fees and disbursements of counsel for the Company; the cost of printing and delivering to, or as requested by, the Underwriters copies of the Registration Statement, Preliminary Prospectuses, the Prospectus, this Agreement, the Underwriters' Selling Memorandum, the Underwriters' Invitation Letter, the Listing Application, the Blue Sky Survey and any supplements or amendments thereto; the filing fees of the Commission; the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by the NASD of the terms of the sale of the Shares; the listing fee of the New York Stock Exchange; and the expenses, including the fees and disbursements of counsel for the Underwriters, incurred in connection with the qualification of the Shares under state securities or Blue Sky laws. The Company agrees to pay all costs and expenses of the Underwriters, including the fees and disbursements of counsel for the Underwriters, incident to the offer and sale of Directed Shares by the Underwriters to employees and persons having business relationships with the Company and its subsidiaries. The Company shall not, however, be required to pay for any of the Underwriters expenses (other than those related to qualification under NASD regulation (including any counsel fees incurred on behalf of or disbursements by Bear, Stearns & Co. Inc. ("Bear Stearns") in its capacity as "qualified independent underwriter"; provided, however, that such amounts shall not exceed in the aggregate $[ ]) and state securities or Blue Sky laws) except that, if this Agreement shall not be consummated because the conditions in
Section 6 hereof are not satisfied, or because this Agreement is terminated by the Representatives pursuant to Section 11 hereof, or by reason of any failure, refusal or inability on the part of the Company to perform any undertaking or satisfy any condition of this Agreement or to comply with any of the terms hereof on its part to be performed, unless such failure, refusal or inability is due primarily to the default or omission of any Underwriter, the Company shall reimburse the several Underwriters for reasonable out-of-pocket expenses, including fees and disbursements of counsel, reasonably incurred in connection with investigating, marketing and proposing to market the Shares or in contemplation of performing their obligations hereunder; but the Company shall not in any event be liable to any of the several Underwriters for damages on account of loss of anticipated profits from the sale by them of the Shares.

                  6. Conditions of Obligations of the Underwriters.

                  The several obligations of the Underwriters to purchase the Firm Shares on the Closing Date and the Option Shares, if any, on the Option Closing Date are subject to the accuracy, as of the Closing Date or the Option Closing Date, as the case may be, of the representations and warranties of the Company contained herein, and to the performance by the Company of its covenants and obligations hereunder and to the following additional conditions:

                  (a) The Registration Statement and all post-effective amendments thereto shall have become effective and any and all filings required by Rule 424 and Rule 430A of the Act shall have been made within the applicable time period prescribed by, and in compliance with, the Rules and Regulations, and any request of the Commission for additional information (to be included in the Registration Statement or otherwise) shall have been disclosed to the Representatives and complied with to their reasonable satisfaction. No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and no proceedings for that purpose shall have been taken or, to the knowledge of the Company, shall be contemplated or threatened by the Commission and no injunction, restraining order or order of any nature by a Federal or state court of competent jurisdiction shall have been issued as of the Closing Date which would prevent the issuance of the Shares.

                  (b) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Weil, Gotshal & Manges LLP, counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) substantially to the effect set forth in Annex B hereto.

                  (c) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Gregory M. Schmidt, internal FCC counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) substantially to the effect set forth in Annex C hereto.

                  (d) The Representatives shall have received on the Closing Date or the Option Closing Date, as the case may be, the opinion of Wiley, Rein & Fielding LLP, special FCC counsel for the Company, dated the Closing Date or the Option Closing Date, as the case may be, addressed to the Underwriters (and stating that it may be relied upon by counsel to the Underwriters) substantially to the effect set forth in Annex D hereto.

                  (e) The Representatives shall have received from Cahill Gordon & Reindel, counsel for the Underwriters, such opinion dated the Closing Date or the Option Closing Date, as the case may be, with respect to such matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents and information as they reasonably request for the purpose of enabling them to pass upon such matters.

                  (f) The Representatives shall have received, on each of the date hereof, the Closing Date and, if applicable, the Option Closing Date, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance reasonably satisfactory to them, of PricewaterhouseCoopers LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and Prospectus.

                  (g) The Representatives shall have received, on each of the date hereof, the Closing Date and, if applicable, the Option Closing Date, a letter dated the date hereof, the Closing Date or the Option Closing Date, as the case may be, in form and substance reasonably satisfactory to them, of Arthur Andersen LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating that in their opinion the financial statements and schedules examined by them and included in the Registration Statement comply in form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations; and containing such other statements and information as is ordinarily included in accountants' "comfort letters" to Underwriters with respect to the financial statements and certain financial and statistical information contained in the Registration Statement and Prospectus.

                  (h) The Representatives shall have received on the Closing Date and, if applicable, the Option Closing Date, as the case may be, a certificate or certificates of the Chief Executive Officer and the Vice President of Corporate Development and Treasurer of the Company to the effect that, as of the Closing Date or the Option Closing Date, as the case may be, each of them severally represents as follows:

                             (i) the Registration Statement has become effective
                  under the Act and no stop order suspending the effectiveness of the Registration Statement has been issued, and no proceedings for such purpose have been taken or are, to his knowledge, contemplated or threatened by the Commission;

                             (ii) the representations and warranties of the
                  Company contained in Section 1 hereof are true and correct as of the Closing Date or the Option Closing Date, as the case may be, and the Company has complied in all material respects with agreements and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder on or prior to the Closing Date or the Option Closing Date, as the case may be; and

                             (iii) since the respective dates as of which
                  information is given in the Registration Statement and Prospectus, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the business, management, properties, assets, rights, operations, condition (financial or otherwise) or prospects of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business.

                  (i) The Company shall have furnished to the Representatives such further certificates and documents confirming the representations and warranties, covenants and conditions contained herein and related matters as the Representatives may reasonably have requested.

                  (j) The Firm Shares and Option Shares, if any, have been duly listed, subject to notice of issuance, on the New York Stock Exchange.

                  (k) The Lockup Agreements described in Section 4(x) are in full force and effect.

                  (l) Concurrently with or prior to the issuance and sale of the Firm Shares, the Merger and each of the other Transactions (other than the offering of the Shares contemplated by this Agreement) shall have been consummated.

                  (m) Prior to the issuance and sale of the Firm Securities, the FCC shall have issued initial staff orders approving the Merger and the other Transactions in the forms contemplated by the Prospectus and such orders shall be in full force and effect.

                  The opinions and certificates mentioned in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in all material respects reasonably satisfactory to the Representatives and to Cahill Gordon & Reindel, counsel for the Underwriters.

                  If any of the conditions hereinabove provided for in this
Section 6 shall not have been fulfilled when and as required by this Agreement to be fulfilled, the obligations of the Underwriters hereunder may be terminated by the Representatives by notifying the Company of such termination in writing or by telegram at or prior to the Closing Date or the Option Closing Date, as the case may be.

                  In such event, the Company and the Underwriters shall not be under any obligation to each other (except to the extent provided in Sections 5 and 8 hereof).

                  7. Conditions of the Obligations of the Company.

                  The obligations of the Company to sell and deliver the portion of the Shares required to be delivered as and when specified in this Agreement are subject to the conditions that at the Closing Date or the Option Closing Date, as the case may be, no stop order suspending the effectiveness of the Registration Statement shall have been issued and in effect or proceedings therefor initiated or threatened.

                  8. Indemnification.

                  (a) The Company agrees:

                  (1) to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made or (iii) any act or failure to act, or any alleged act or failure to act by any Underwriter in connection with, or relating in any manner to, the Shares or the offering contemplated hereby, and which is included as part of or referred to in any loss, claim, damage, liability or action arising out of or based upon matters covered by clause (i) or (ii) above (provided, that the Company shall not be liable under this clause (iii) to the extent that it is determined in a final judgment by a court of competent jurisdiction that such loss, claim, damage, liability or action resulted directly from any such acts or failures to act undertaken or omitted to be taken by such Underwriter through its gross negligence or willful misconduct); provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof; provided, further, that with respect to any untrue statement or omission of material fact made in any Preliminary Prospectus, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any Underwriter from whom the person asserting any such loss, claim, damage or liability purchased the Securities concerned, to the extent that any such loss, claim, damage or liability of such Underwriter occurs under the circumstance where it shall be determined by a court of competent jurisdiction by final and non-appealable judgment that (i) the Company had previously furnished sufficient copies of the Prospectus to the Representatives, (ii) the untrue statement or omission of a material fact contained in the Preliminary Prospectus was corrected in the Prospectus and (iii) such loss, claim, damage or liability results from the fact that there was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person, a copy of the Prospectus. The Company also agrees to indemnify and hold harmless Bear Stearns and each person, if any, who controls Bear Stearns within the meaning of either Section 15 of the Act, or Section 20 of the Exchange Act, from and against any and all losses, claims, damages, liabilities and judgments incurred as a result of Bear Stearns' participation as a "qualified independent underwriter" within the meaning of Rule 2720 of the National Association of Securities Dealers' Conduct Rules in connection with the offering of the Shares, except to the extent any such losses, claims, damages, liabilities and judgments are found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from the gross negligence or willful misconduct of Bear Stearns; and

                  (2) to reimburse each Underwriter and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Shares, whether or not such Underwriter or controlling person is a party to any action or proceeding. In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

                  (b) Each Underwriter severally and not jointly will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, and each person, if any, who controls the Company within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company or any such director, officer, or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto, or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or through the Representatives specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

                  (c) In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 8, such person (the "indemnified party") shall promptly notify the person against whom such indemnity may be sought (the "indemnifying party") in writing. No indemnification provided for in Section 8(a), (b), or (d) shall be available to any party who shall fail to give notice as provided in this Section 8(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 8(a), (b) or (d). In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense. Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel, (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel acceptable to the indemnified party within a reasonable period of time after notice of commencement of the action. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties. Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 8(a), (b) or (d) and by the Company in the case of parties indemnified pursuant to Section 8(b). The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding. Notwithstanding anything contained herein to the contrary, if indemnity may be sought pursuant to Section 8(a) hereof in respect of such action or proceeding, then in addition to such separate firm for the indemnified parties, the indemnifying party shall be liable for the reasonable fees and expenses of not more than one separate firm (in addition to any local counsel) for Bear Stearns in its capacity as a "qualified independent underwriter" and all persons, if any, who control Bear Stearns within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act.

                  (d) The Company and each subsidiary of the Company, whether direct or indirect, jointly and severally, agree to indemnify and hold harmless Deutsche Banc Alex. Brown and its affiliates and each person, if any, who controls Deutsche Banc Alex. Brown or its affiliates within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (i) caused by any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company for distribution to Participants in connection with the Directed Share Program, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) caused by the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant has agreed to purchase; or (iii) related to, arising out of, or in connection with the Directed Share Program other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Deutsche Bank Securities.

                  (e) To the extent the indemnification provided for in this
Section 8 is unavailable to or insufficient to hold harmless an indemnified party under Section 8(a), (b), or (d) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 8(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(e). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 8(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Shares purchased by such Underwriter, and (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this Section 8(e) to contribute are several in proportion to their respective underwriting obligations and not joint.

                  (f) In any proceeding relating to the Registration Statement, any Preliminary Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 8 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

                  (g) Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 8 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred. The indemnity and contribution agreements contained in this Section 8 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter, the Company, its directors or officers or any persons controlling the Company, (ii) acceptance of any Shares and payment therefor hereunder, and (iii) any termination of this Agreement. A successor to any Underwriter, or any person controlling any Underwriter, or to the Company, its directors or officers, or any person controlling the Company, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 8.

                  9. Default by Underwriters.

                  If on the Closing Date or the Option Closing Date, as the case may be, any Underwriter shall fail to purchase and pay for the portion of the Shares which such Underwriter has agreed to purchase and pay for on such date (otherwise than by reason of any default on the part of the Company), you, as Representatives of the Underwriters, shall use your reasonable efforts to procure within 36 hours thereafter one or more of the other Underwriters, or any others, to purchase from the Company such amounts as may be agreed upon and upon the terms set forth herein, the Shares which the defaulting Underwriter or Underwriters failed to purchase. If during such 36 hours you, as such Representatives, shall not have procured such other Underwriters, or any others, to purchase the Shares agreed to be purchased by the defaulting Underwriter or Underwriters, then (a) if the aggregate number of shares with respect to which such default shall occur does not exceed 10% of the Shares to be purchased on the Closing Date or the Option Closing date, as the case may be, the other Underwriters shall be obligated, severally, in proportion to the respective numbers of Shares which they are obligated to purchase hereunder, to purchase the Shares which such defaulting Underwriter or Underwriters failed to purchase, or (b) if the aggregate number of shares of Shares with respect to which such default shall occur exceeds 10% of the Shares to be purchased on the Closing Date or the Option Closing Date, as the case may be, the Company or you as the Representatives of the Underwriters will have the right, by written notice given within the next 36-hour period to the parties to this Agreement, to terminate this Agreement without liability on the part of the non-defaulting Underwriters or of the Company except to the extent provided in Sections 5 and 8 hereof. In the event of a default by any Underwriter or Underwriters, as set forth in this Section 9, the Closing Date or Option Closing Date, as the case may be, may be postponed for such period, not exceeding seven days, as you, as Representatives, may determine in order that the required changes in the Registration Statement or in the Prospectus or in any other documents or arrangements may be effected. The term "Underwriter" includes any person substituted for a defaulting Underwriter. Any action taken under this
Section 9 shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

                  10. Notices.

                  All communications hereunder shall be in writing and, except as otherwise provided herein, will be mailed, delivered, telecopied or telegraphed and confirmed as follows: if to the Underwriters, to Deutsche Bank Securities Inc., 31 West 52nd Street, New York, New York 10019, Attention:
General Counsel (telecopier no: [             ]), with a copy to Deutsche Bank
Securities Inc., One South Street, Baltimore, Maryland 21202, Attention:
Syndicate Manager (telecopier no: [                ]); if to the Company, to
LIN TV Corp., One Richmond Square, Suite 230E, Providence, Rhode Island 02906,
Attention: Deborah Jacobson (telecopier no: (401) 273-8779) and to Hicks, Muse, Tate & Furst Incorporated, 1325 Avenue of the Americas, 25th floor, New York, New York 10019, Attention: Peter Brodsky (telecopier no: (212) 424-1450), with a copy to Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153,
Attention: Rod Miller.

                  11. Termination.

                  (a) This Agreement may be terminated by the Representatives by notice to the Company at any time prior to the Closing Date or any Option Closing Date (if different from the Closing Date and then only as to Option Shares) if any of the following has occurred: (i) since the respective dates as of which information is given in the Registration Statement and the Prospectus, any material adverse change or any development involving a prospective material adverse change in or affecting the condition (financial or otherwise), results of operations business or prospects of the Company and its subsidiaries taken as a whole of the Company and its subsidiaries taken as a whole, whether or not arising in the ordinary course of business; (ii) any outbreak or escalation of hostilities or declaration of war or national emergency or other national or international calamity or crisis or change in economic or political conditions if the effect of such outbreak, escalation, declaration, emergency, calamity, crisis or change on the financial markets of the United States would, in the reasonable judgment of the Representatives, make it impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares; (iii) suspension of trading in securities generally on the New York Stock Exchange, the American Stock Exchange or The Nasdaq National Market or limitation on prices (other than limitations on hours or numbers of days of trading) for securities on either such Exchange; (iv) the declaration of a banking moratorium by United States or New York State authorities; (v) any downgrading, or placement on any watch list for possible downgrading, in the rating of any of the debt securities of any of the Company's subsidiaries by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Exchange Act); or (vi) the suspension of trading of the Company's common stock by the New York Stock Exchange, the Commission, or any other governmental authority.

                  (b) as provided in Sections 6 and 9 of this Agreement.

                  12. Successors.

                  This Agreement has been and is made solely for the benefit of the Underwriters and the Company and their respective successors, executors, administrators, heirs and assigns, and the officers, directors and controlling persons referred to herein, and no other person will have any right or obligation hereunder. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign merely because of such purchase.

                  13. Information Provided by Underwriters.

                  The Company and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in any Prospectus or the Registration Statement consists of the information set forth the last paragraph of the cover page regarding delivery of the Securities and, under the heading "Underwriting", (i) the list of Underwriters and their respective participation in the sale of the

Securities; (ii) the sentences related to concessions and reallowances; and
(iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in the Preliminary Prospectus and the Prospectus.

                  14. Miscellaneous.

                  The reimbursement, indemnification and contribution agreements contained in this Agreement and the representations, warranties and covenants in this Agreement shall remain in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Underwriter or controlling person thereof, or by or on behalf of the Company or its directors or officers and (c) delivery of and payment for the Shares under this Agreement.

                  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                  If the foregoing letter is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicates hereof, whereupon it will become a binding agreement among the Company and the several Underwriters in accordance with its terms.

                                                     Very truly yours,

                                                     LIN TV Corp.


                                                     By:
                                                         -----------------------


The foregoing Underwriting Agreement
is hereby confirmed and accepted as
of the date first above written.

DEUTSCHE BANK SECURITIES INC.
BEAR, STEARNS & CO. INC.
J.P. MORGAN SECURITIES INC.
CREDIT SUISSE FIRST BOSTON CORPORATION
MORGAN STANLEY & CO. INCORPORATED


As Representatives of the several
Underwriters listed on Schedule I


By:  Deutsche Bank Securities Inc.

By:
     -------------------------
        Authorized Officer


By:
     ----------------------
       Authorized Officer

                                   SCHEDULE I


                            Schedule of Underwriters


                                                            Number of Firm
                                                             Shares to
         Underwriter                                        be Purchased
         -----------                                        ------------


Deutsche Bank Securities Inc.
Bear, Stearns & Co. Inc.
J.P. Morgan Securities Inc.
Credit Suisse First Boston Corporation
Morgan Stanley & Co. Incorporated
                                                            ------------
                           Total                               [    ]
                                                            ============